EXHIBIT 10.18

Employment Agreement

Party A (Employer): Jufeel International Group

Legal Representative: Zhang Rongxuan

Address:

Party B (Employee): Lin Bao

Pursuant to General Principles of the Civil Law of the People's Republic of China, Contract Law of People's Republic of China and relevant provisions, Party A and Party B voluntarily sign this employment contract and abide by the items listed herein, after the consultant of both parties.

I. Term of the contract

1. Validity contract term: the term of the contract is one year, from February 22, 2018 to February 21, 2019.

2. The contract can be renewed through the consultant of both parties before one month of the expiration of contract.

3. The official written letter should be sent to the other party before one month of the expiration of the contract, if either party does not want to renew the contract.

II. Job duty

Party B is hired as the CFO of Party A, mainly manage the financial works related to Party A listing in US.

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III. The working requirement for Party B

Party B shall guarantee that 50% time of Party B is used to deal with Party A business. There is no fixed work location requirement for Party B. Party B shall complete the listing work of Party A, including the replying comments of Securities and Exchange Commission, discussing and resolving listing issues with Listing intermediary teams such as auditors and securities companies, coordinating the annual audit report work, signing the relevant financial documents as the chief financial officer. Party B shall have reasonable schedule to complete related tasks.

IV. Salary

Pursuant to the negotiation of both parties, Party A should pay Party B monthly RMB 45,000 (after tax). Payment should be sent at the last day of each month to the designated bank account according the requirement of Party B.

V. Work discipline and confidential requirements

1. Party B has the obligations of keep the business secrets of Party A, including：technology information, company operation information, other matters and obligations listed in the provisions of the law and the provisions of the relevant agreements;

2. Taking good care of properties of Party A;

3. Completing the tasks on time;

4. Abiding by the relevant provisions of regional government and state;

5. Abiding by the work arrangement from the CEO and the board of directors;

6. Do not use the position for personal gain;

7. Do not misappropriate the property, money of company;

8. Do not participate in the activities that violate the relevant laws, provisions and regulations.

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VI. If Party B is sued for reasons of Party A (including but not limited to China, Hong Kong, the United States and other countries and regions), Party A shall bear all losses and expenses incurred to Party B and compensate Party B.

VII. Modification, termination and rescission of the employment agreement

1. Both parties shall fulfil the obligations listed in the contract and the contract shall not be changed, after signing the contract. The contract can be modified according to the original signing procedures, after the negotiation of both parties.

2. The Employment Agreement automatically become invalid after the expiration of the contract. The contract can be renewed through the consultant of both parties before one month of the expiration of contract.

3. The contract can be terminated under the condition of both parties or either one side rising the requirement of terminating the contract.

4. Party B must hand over the relevant documents, various files and finance, starting the business handover procedures to stop the performance of the CFO position, within one month of the expiration of contract.

5. Party A should be informed 30 days earlier, if Party B rises the requirement of terminating the contract. Besides, the Party B shall continue the tasks and finish the business handover procedures before leaving the position.

VIII. Compensation for contract violation and termination

1. If Party A terminates the contract, Party A should compensate Party B based on Party B’s years of employment, which is one month of salary for one year of service. If the service period does not reach one year, the compensation will be one month.

2. If significant changes in the main objective condition cause the contract cannot be executed any more, and both parties cannot reach an agreement, and Party A terminates the contract, Party A should compensate Party B based on Party B’s years of employment, which is one month of salary for one year of service. If the service period does not reach one year, the compensation will be one month.

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3. If Party A does not pay Party B according to the contract term, Party B can terminate the contract. At the same time, Party A should pay Party B all outstanding payments according to the contract and related compensation specified above.

IX. Other matters

1. In the event of a personnel dispute arising from the implementation of the employment contract, Party A and Party B shall apply for arbitration in accordance with the law. If one party is dissatisfied with the arbitration result, it may file a lawsuit in the People's Court.

2. This contract is made in two copies; each party holds one copy.

3. The parties shall resolve the matter not mentioned in this agreement through communication.

Party A (seal):	Party B (signature):

Representative (signature):

Date:	Date:

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